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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Simulation Sciences Inc. of our reports dated August 2, 1996 (except paragraphs 14 and 15 of Note 4 for which the dates are September 15, 1996 and October 11, 1996) appearing in the Registration Statement of Simulation Sciences Inc. on Form S-1 deemed to have become effective dated October 24, 1996.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 20, 1997